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                                   EXHIBIT 4


                                                 November 15, 1995


Harris Trust and Savings Bank
P. O. Box 755
Chicago, IL  60690

         Re: Rights Agreement, dated as of February 15, 1992, as amended and restated as of September 14, 1995 ("Rights Agreement"), between The FINOVA Group Inc. and Bank One, Arizona, NA

Ladies and Gentlemen:

         Pursuant to Section 21 of the Rights Agreement, The FINOVA Group Inc. hereby appoints Harris Trust and Savings Bank ("Harris") as successor Rights Agent, effective December 1, 1995. Harris, by signing the enclosed copy of this letter and returning the same to me, hereby accepts such appointment on the terms and conditions contained in the Rights Agreement.

         A copy of the Rights Agreement, together with a certified copy of the resolutions of the company's Board of Directors approving the change of Rights Agent, has been provided to Harris with this appointment letter.

                                        Very truly yours,

                                        /s/ W.J. Hallinan

                                        W. J. Hallinan
                                        Senior Vice President-General Counsel
                                        and Secretary

ACCEPTED AND AGREED TO
HARRIS TRUST AND SAVINGS BANK

By:  /s/ Susan M. Shadel
    ----------------------------

Its:  Trust Officer
     -----------------------------

Date:  November 16, 1995
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